UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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El Paso Electric Company

(Name of Registrant as Specified In Its Charter)

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EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

(915) 543-5711

March 29, 2005

Dear Shareholder:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton, El Paso, Texas 79901, on Wednesday, May 4, 2005, at 10:00 a.m., Mountain Daylight Time.

The purpose of the Annual Meeting is to give shareholders an opportunity to vote on the election of Class II Directors.

Information concerning this matter is set forth in the accompanying notice of the meeting and Proxy Statement. Your Board of Directors recommends that you vote FOR the proposal as explained in the attached Proxy Statement.

Your vote is important. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return promptly the enclosed Proxy.

Sincerely,

Gary R. Hedrick
President and Chief Executive Officer

EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

El Paso Electric Company:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton, El Paso, Texas 79901, on Wednesday, May 4, 2005, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

(1) To elect four members of the Board of Directors for three-year terms; and

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors knows of no matter, other than the election of certain Class II Directors (which is discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.

The Board of Directors has fixed the close of business on March 7, 2005 as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

Please mark, date and sign the enclosed Proxy and return it promptly in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your Proxy. Shareholders attending the meeting whose shares are registered in the name of a broker and who intend to vote in person should bring an affidavit of ownership from the broker so that beneficial ownership can be verified without delay on the meeting date. The prompt return of your Proxy will save the postage expense of additional mailings.

By Order of the Board of Directors,

Raul A. Carrillo, Jr.
Senior Vice President, General Counsel
and Corporate Secretary

March 29, 2005

YOUR VOTE IS IMPORTANT

PLEASE MARK, DATE, SIGN AND

PROMPTLY RETURN YOUR PROXY. THANK YOU.

EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 4, 2005

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of El Paso Electric Company (the “Company”) for use at its 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 4, 2005, at the Company’s principal offices, and at any adjournments thereof. The Company’s principal offices are located at the Stanton Tower Building, 100 N. Stanton, El Paso, Texas 79901.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, or other electronic means by the directors, officers, employees and agents of the Company. The Company will reimburse brokers, banks and other persons for reasonable expenses in sending proxy materials to beneficial owners. To assist in the distribution of proxy material and solicitation, the Company has engaged Georgeson Shareholder Communications, Inc. for a fee of $5,500 plus out-of-pocket expenses.

This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about March 29, 2005.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

At the close of business on March 7, 2005, the “record date” for determination of the shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 47,496,148 shares of its common stock (the “Common Stock”).

Each outstanding share of Common Stock is entitled to one vote. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted. The vote of a plurality of the votes cast at the meeting is required for the election of each Class II Director.

A shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by a shareholder or photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing.

A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting by filing with the Secretary of the Company an instrument in writing revoking the proxy, delivering a duly executed proxy bearing a later date, or attending the meeting and voting in person. The shares represented by a proxy given and not so revoked will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy form, the shares will be voted in accordance with the specification so made. If a proxy is returned, but no choice is specified, the shares will be voted FOR the election of the four nominees described below as Class II Directors. If no proxy is returned, the shares represented by such proxy will not be voted.

The election of Class II Directors is the only matter the Board of Directors knows will be presented at the Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, the proxy holder will have discretionary authority to vote the shares represented by properly executed proxies in accordance with the proxy holder’s discretion and judgment as to the best interests of the Company.

Abstentions are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are counted as a vote AGAINST when determining whether a proposal has been approved. Broker non-votes are not included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL 1 – ELECTION OF CLASS II DIRECTORS

Article III, Section 2 of the Company’s Bylaws divides the Board of Directors into three classes, as nearly equal in number as possible, each of which is elected for a three-year term. After the annual meeting of shareholders on May 5, 2004, the Board had twelve members: Classes I, II and III contained four members each.

The shares represented by the accompanying proxy will be voted to elect the four nominees as Class II Directors as recommended by the Board of Directors, who are shown below as nominees for such class, unless authority to do so is withheld. Each nominee has agreed to the nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. HEDRICK, HEITZ, PARKS AND SIEGEL AS CLASS II DIRECTORS.

Name	Age	Director Since	Principal Occupation and Employment During the Past Five Years(1)
NOMINEES FOR CLASS II DIRECTORS (New term will expire in 2008)

Gary R. Hedrick(2)	50	2001	President and Chief Executive Officer since November 2001; Executive Vice President, Chief Financial and Administrative Officer from August 2000 to November 2001; Vice President, Chief Financial Officer and Treasurer from August 1996 to August 2000.

Kenneth R. Heitz	57	1996	Partner of Irell & Manella, LLP, a law firm.

Michael K. Parks(3)	45	1996	Managing Director of TCW Group since December 2000; President of Aurora National Life Assurance Company from May 1996 to October 2000.

Eric B. Siegel (4)	47	1996	Retired Limited Partner of Apollo Advisors, L.P.; Independent investor and business consultant since 1995.

CLASS III DIRECTORS (Term will expire in 2006)

Ramiro Guzmán	58	1996	President, Viva Distributing since March 2001 and owner of Ramiro Guzmán & Associates since February 2000; President of Montana Beverage Company from February 1998 through January 2000.

James W. Harris(5)	58	1996	Founder and President of Seneca Financial Group, Inc.

Stephen N. Wertheimer (6)	54	1996	Managing Director of W Capital Partners since 2001; Managing Director of CRT Capital Group from 1996 to 2001.

Charles A. Yamarone (7)	46	1996	Executive Vice President of Libra Securities LLC, an institutional broker-dealer, since January 2002; Executive Vice President of U.S. Bancorp Libra (an institutional broker-dealer), a division of U.S. Bancorp Investments, Inc. from January 1999 to 2001.

CLASS I DIRECTORS (Term will expire in 2007)

George W. Edwards, Jr. (8)	65	1992	Chairman of the Board since May 1996; Retired as President, Chief Executive Officer and Director of Kansas City Southern Railway Company in May 1995.

J. Robert Brown (9)	60	2003	Chairman of the Board, President and Chief Executive Officer of Desert Eagle Distributing, Inc. since 1992.

James W. Cicconi	52	1997	General Counsel and Executive Vice President-Law and Government Affairs of AT&T since December 1998.

Patricia Z. Holland-Branch	60	1997	Chief Executive Officer and Owner of HB/PZH Commercial Environments Inc., doing business as Facilities Connection, Inc., a HB/PZH Company since 1986; President of HB/PZH Commercial Environments Inc., doing business as Facilities Connection, Inc., a HB/PZH Company from 1986 to 2001; Fifty percent partner of MAPRODISA, S.A. de C.V. since 2001; Franchise owner of Millicare Commercial Carpet Care since 1997.

(1)	Where no date is specified, the director has held the position for more than the past five years.
(2)	Mr. Hedrick is a member of the advisory board of Las Palmas Medical Center and an advisory director of J.P. Morgan Chase Bank of Texas-El Paso.
(3)	Mr. Parks is also a director of Aurora National Life Assurance Company and E*TRADE Financial Corp. He is an audit committee member of E*TRADE Financial Corp.
(4)	Mr. Siegel is also a director and audit committee member of Kerzner International Limited and Ares Capital Corp.
(5)	Mr. Harris is also a director and a member of the Audit Committee of Peregrine Systems, Inc.
(6)	Mr. Wertheimer is also a director of Morris Material Handling, Inc. and Xeyte Therapies, Inc.
(7)	Mr. Yamarone is also a director of Continental Airlines, Inc. and New Millennium Homes, LLC.
(8)	Mr. Edwards is also a director of Hubbell, Inc.
(9)	Mr. Brown is also a director of Bank of the West – El Paso, Texas.

DIRECTORS’ MEETINGS, COMPENSATION, COMMITTEES, INDEPENDENCE AND

CORPORATE GOVERNANCE MATTERS

Meetings

The Board of Directors held six meetings during 2004. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served. The Board of Directors held an executive session of non-management directors at three of the six meetings during 2004. The Chairman of the Board of Directors presides at the executive sessions.

The Company does not have a formal policy regarding director attendance at annual meetings. All members of the Board of Directors attended last year’s annual meeting and are expected to attend this year’s annual meeting.

Compensation of Directors

The compensation for non-employee members of the Board of Directors during 2004 consisted of the following: (a) $20,000 for four meetings of the Board of Directors or committees thereof per year and an additional $1,000 for each meeting beyond four; and (b) in accordance with the terms of the El Paso Electric Company 1999 Long-Term Incentive Plan (the “1999 Plan”), 3,500 shares of restricted Common Stock. In addition, the Board of Directors awarded Mr. Edwards, in consideration of his service as Chairman of the Board of Directors during 2004, 12,500 shares of Common Stock that are restricted as to sale until May 5, 2005 in accordance with the terms of the 1999 Plan. Further, the Company has at times called upon directors to attend certain meetings and events on behalf of the Company in their roles as directors for which the Company reimburses them at an hourly rate.

In 2004, the Nominating and Corporate Governance Committee reviewed director compensation with the assistance of an outside consultant. As a result of such review, non-employee directors will receive the same compensation in 2005 as in 2004, as will Mr. Edwards for his service as Chairman of the Board of Directors. Any shares awarded will be subject to restrictions on sale or transfer for one year and, in general, will vest if the director remains continuously in the service of the Company as a non-employee director, or Chairman of the Board in the case of Mr. Edwards, during such period.

Committees

In 2004, the Nominating and Corporate Governance Committee reviewed the committee structure and recommended the consolidation of the Palo Verde Oversight and Environmental Committees and the creation of a new External Affairs Committee, which among other things, assumed the duties of the International Business and Civic and Charitable Affairs committees. The Board of Directors determined that the committee structure recommended by the Nominating and Corporate Governance Committee was in the best interests of the Company, and therefore, the Board of Directors has approved the following standing committees: Audit, Compensation, Executive, Palo Verde and Environmental Oversight, External Affairs, and Nominating and Corporate Governance.

During 2004, the Audit Committee was composed of directors Yamarone (Chairman), Parks, Cicconi, Siegel and Brown. The Audit Committee, which held sixteen meetings in 2004, is responsible for appointing the independent auditors of the Company, reviewing all recommendations of the Company’s independent auditors and the Company’s internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) and otherwise overseeing the Company’s financial reporting. The Audit Committee also determines whether management has established a system to promote the accuracy and completeness of the Company’s financial statements and other publicly disclosed information. The roles and responsibilities of the Audit Committee are described in detail in a written charter adopted by the Board of Directors attached hereto as Appendix A. The Board of Directors has determined that each member of the Audit Committee meets the experience and independence requirements of the New York Stock Exchange (“NYSE”) rules and Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended (the “Act”). No member of the Audit Committee serves on the audit committee of more than three public companies. The Board of Directors has determined that two audit committee financial experts, Messrs. Yamarone and Parks, serve on the Audit Committee and both are independent directors. Certain additional information concerning the composition and role of the Audit Committee is set forth under the caption “Audit Committee Report” which appears below in this Proxy Statement.

During 2004, the Compensation Committee was composed of directors Cicconi (Chairman), Heitz, Wertheimer and Yamarone. The Board of Directors has determined that each member of this committee is independent under the rules of the NYSE. The Compensation Committee, which held six meetings in 2004, is responsible for evaluating and approving the compensation of executive officers. It also reviews and approves recommended Company-wide increases for employees, as well as approving the adoption of contracts with union employees. The Compensation Committee is also responsible for evaluating, adopting and administering benefit plan programs. The roles and responsibilities of the Compensation Committee are described in detail in a written charter adopted by the Board of Directors. Certain additional information concerning the composition and role of the Compensation Committee is set forth under the caption “Compensation Committee Report” which appears below in this Proxy Statement.

During 2004, the Executive Committee was composed of directors Siegel (Chairman), Harris, Parks, Hedrick and Wertheimer. The Executive Committee, which held seven meetings in 2004, consults with senior management on administrative matters and directs the strategic planning effort on behalf of the Board. The Executive Committee may exercise all powers of the Board of Directors (except as prohibited by the Texas Business Corporation Act) between meetings. In addition, the Executive Committee’s responsibilities include analyzing and making recommendations to the Board of Directors regarding the maximization of shareholder value. The roles and responsibilities of the Executive Committee are described in detail in a written charter adopted by the Board of Directors.

During 2004, the Palo Verde and Environmental Oversight Committee was composed of directors Edwards (Chairman), Guzmán, Hedrick, Heitz and Holland-Branch. The Palo

Verde and Environmental Oversight Committee, which held two meetings in 2004, is responsible for (i) reviewing and assessing the activities and operations of the Palo Verde Nuclear Generating Station in which the Company is a participant and (ii) overseeing the affairs and operations of the Company to determine whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations, and identifying existing and potential environmental issues facing the Company under federal, state and local law. The roles and responsibilities of the Palo Verde and Environmental Oversight Committee are described in detail in a written charter adopted by the Board of Directors.

During 2004, the External Affairs Committee was composed of directors Brown (Chairman), Guzmán, Harris, Heitz and Holland-Branch. The External Affairs Committee, which held six meetings in 2004, is responsible for setting policy and reviewing an annual budget for civic and charitable contributions by the Company in the communities it serves and is responsible for assisting management in formulating a business development strategy for Mexico and evaluating business opportunities in Mexico. The Committee created a civic and charitable affairs subcommittee, consisting of Messrs. Brown, Guzmán, Hedrick and Ms Holland Branch. This subcommittee, which held two meetings in 2004, is responsible for overseeing the Company’s charitable giving and civic activities. The roles and responsibilities of the External Affairs Committee are described in detail in a written charter adopted by the Board of Directors.

During 2004, the Nominating and Corporate Governance Committee was composed of directors Harris (Chairman), Parks, Siegel and Wertheimer. The Board of Directors has determined that each member of this committee is independent under the rules of the NYSE. The Nominating and Corporate Governance Committee, which held three meetings in 2004, is responsible for identifying qualified individuals to serve as members of the Board of Directors, recommending directors for appointment to committees, evaluating Board performance, and overseeing and setting compensation for the members of the Board of Directors. The roles and responsibilities of the Nominating and Corporate Governance Committee are described in detail in a written charter adopted by the Board of Directors. In 2004, the Nominating and Corporate Governance Committee assisted the Board of Directors and each of the Board committees in conducting a self-evaluation to assess their effectiveness.

Prior to the committee restructure and the retirements of Wilson K. Cadman and James A. Cardwell from the Board of Directors, the Palo Verde Oversight Committee and the Environmental Committee held one meeting each, the International Business Committee held two meetings, and the Civic and Charitable Affairs Committee held one meeting in 2004. The Palo Verde Oversight Committee was composed of directors Cadman (Chairman), Cardwell, Guzmán, and Holland-Branch. The Environmental Committee was composed of directors Cardwell (Chairman), Harris, Heitz and Wertheimer. The International Business Committee was composed of directors Holland-Branch (Chairman), Cardwell, Guzmán and Wertheimer. The Civic and Charitable Affairs Committee was composed of directors Cardwell (Chairman), Brown, Guzmán and Holland-Branch.

Independence

In November 2003, the Board of Directors adopted Corporate Governance Guidelines which, among other things, set forth categorical standards to assist the Board of Directors in making determinations of director independence in accordance with the rules of the NYSE. The Board of Directors makes a determination regarding the independence of each director annually based on all relevant facts and circumstances. Although any director who meets the following criteria and the independence criteria of the NYSE is presumed to be independent (except for purposes of serving as a member of the Audit Committee which requires that the director meet additional requirements under SEC Rule 10A-3(b)(1)(ii)), the Board may make an affirmative determination to the contrary based on its review of other factors. The following persons will not be considered to be independent:

(i)	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were more than the greater of 2% of such other entity’s gross consolidated revenues for such fiscal year and $1 million.

(ii)	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year in an amount more than the greater of 2% of such other entity’s total consolidated assets at the end of such fiscal year and $1 million.

(iii)	A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were more than the greater of 2% of the law firm’s gross revenues for such fiscal year and $1 million.

(iv)	A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was more than the greater of 2% of the investment banking firm’s consolidated gross revenues for such fiscal year and $1 million.

Applying these categorical standards and the independence criteria of the NYSE, the Board of Directors has determined that all of its directors meet the independence requirements of the NYSE except for (i) Gary R. Hedrick who serves as President and Chief Executive Officer of the Company, and (ii) Ramiro Guzmán who received consulting fees from the Company for public affairs and marketing services.

In addition, the Board of Directors has determined that all members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1)(ii) under the Act.

The Company has not made any charitable contributions in excess of the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues within the preceding three years to any charitable organization in which a director of the Company serves as an executive officer.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors submitted in writing by a shareholder. A shareholder wishing to nominate one or more individuals to stand for election as a director at an annual or special meeting of the shareholders must provide written notice thereof not less than eighty days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation more than ninety days prior to the meeting, such notice, to be timely, must be delivered not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder’s notice must set forth (a) the name and address of the shareholder making the nomination; (b) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors; (c) a representation of the shareholder as to the number of shares of stock of the Company that are beneficially owned by the shareholder and the shareholder’s intent to appear in person or by proxy at the meeting to propose such nomination; and (d) the written consent of the nominee(s) to serve as a member of the Board of Directors if so elected. Any such shareholder notice should be submitted in writing to: Raul A. Carrillo, Jr., Corporate Secretary, El Paso Electric Company, 100 N. Stanton, El Paso, Texas 79901.

In making its recommendations regarding nominees to serve on the Board of Directors, the Nominating and Corporate Governance Committee reviews an individual’s qualifications including a determination as to the independence of the candidate based on the independence criteria described above. If the nominee is being evaluated for re-nomination to the Board of Directors, the Committee will assess the prior performance of such director. The Committee will also periodically review the composition of the Board of Directors in light of its current challenges and needs and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. No director may serve on the boards of more than three other public companies while serving on the Company’s Board of Directors.

The Board of Directors believes that directors should hold meaningful equity ownership positions in the Company. Each director is expected (but not required) to be a beneficial owner of shares of the Company’s Common Stock or common stock equivalents with a market value equivalent to at least three year’s annual cash retainer fees by the end of his or her second year of service on the Board of Directors. Each director who has served at least two years on the Board of Directors meets this stock ownership guideline.

Corporate Governance Matters

The Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial and Administrative Officer and the Controller. A current copy of the Code of Ethics may be found on the Company’s internet website at www.epelectric.com. Any amendments to, or waivers from, any provision of the Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial and Administrative Officer, Controller or persons performing similar functions will be disclosed by posting such information on the Company’s internet website at www.epelectric.com within five business days.

The Board of Directors has adopted Corporate Governance Guidelines in compliance with the NYSE rules. A current copy of the guidelines may be found on the Company’s internet website at www.epelectric.com.

Current copies of the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees (the “Committee Charters”) may also be found on the Company’s internet website at www.epelectric.com.

Printed copies of the Corporate Governance Guidelines, the Committee Charters and the Code of Ethics are available to any shareholder upon request. Requests for printed copies should be addressed to El Paso Electric Company, 100 N. Stanton, El Paso, Texas 79901, Attention: Office of the Secretary.

Shareholders may correspond directly with non-management directors by writing to James W. Harris, Chairman, Nominating and Corporate Governance Committee, P.O. Box 982, El Paso, Texas 79960.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 7, 2005 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as Class II Directors of the Company; (iii) the person who served as Chief Executive Officer of the Company during the year ended December 31, 2004, (iv) the top four most highly compensated employees other than the Chief Executive Officer; and (v) all directors and current executive officers of the Company as a group (24 persons).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	4,034,760	(1)	8.51	%*

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	3,992,469	(2)	8.4	%*

Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580-1435	3,633,300	(3)	7.66	%*

White Mountains Insurance Group, Ltd., 80 South Main Street, Hanover, NH 03755	2,304,600	(4)	4.9	%*

George W. Edwards, Jr.	211,490	(5)	*	*
John Robert Brown	9,500	(6)
James W. Cicconi	26,779	(7)	*	*
Ramiro Guzmán	39,643	(8)	*	*
James W. Harris	53,040	(9)	*	*
Kenneth R. Heitz	51,296	(10)	*	*
Patricia Z. Holland-Branch	16,980	(11)	*	*
Michael K. Parks	43,040	(12)	*	*
Eric B. Siegel	43,250	(13)	*	*
Stephen N. Wertheimer	27,456	(14)	*	*
Charles A. Yamarone	24,646	(15)	*	*
Gary R. Hedrick	410,226	(16)	*	*
Julius F. Bates	278,394	(17)	*	*
Terry Bassham	141,503	(18)	*	*
Raul A. Carrillo, Jr.	62,100	(19)	*	*
Kerry B. Lore	44,878	(20)	*	*
Other Executive Officers	436,938	(21)	*	*
All directors and executive officers as a group (24 persons)	1,921,159	(22)	3.93%

*	Actual percentage may differ due to stock transactions made subsequent to beneficial owner’s filing date.
**	Less than 1%.

(1)	Information regarding ownership of Common Stock by Barclays Global Investors, NA., (“Barclays Global”) and Barclays Global Fund Advisors (“Barclays Advisors”) (collectively, the “Barclays Reporting Parties”) is included in reliance on information set forth in a Schedule 13G filed with the SEC on February 14, 2005, reflecting ownership as of December 31, 2004. Barclays Global is listed as a bank pursuant to Rule 13d-1(b) of the Act, and as defined in section 3(a) (6) of the Act (15 U.S.C. 78c). Barclays Advisors is an Investment Advisor pursuant to Rule 13d-1 (b) as defined in section 240.13d(b)(1)(ii)(E) of the Act. According to the filing, Barclays Global beneficially owns 2,745,189 shares (5.79%) of Common Stock with sole voting and dispositive power over 2,497,808 reporting shares. Barclays Advisors owns 1,289,571 shares (2.72%) of Common Stock with sole voting and dispositive power. The aggregate amount beneficially owned by the Barclays Reporting Parties is 4,034,760 (8.51%) shares of Common Stock with sole voting and dispositive power over 3,787,379 shares of Common Stock.
(2)	Information regarding ownership of Common Stock by T. Rowe Price Associates, Inc. (“Price Associates”) is included herein in reliance on information set forth in Amendment No. 1 in Schedule 13-G filed on February 10, 2005, with the SEC, reflecting ownership as of December 31, 2004. According to the filing, Price Associates beneficially owns 3,992,469 (8.4%) shares of Common Stock as of December 31, 2004. Price Associates maintains sole dispositive power over their shares of the Company’s Common Stock, but only has the power to vote 1,107,269 reported shares of Common Stock.
(3)	Information regarding ownership of Common Stock by Gabelli Group Capital Partners, Inc. (“Gabelli Partners”), Gabelli Asset Management, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”); GAMCO Investors, Inc. (“GAMCO”), Gabelli Advisers, Inc. (“Gabelli Advisers”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), Gabelli & Company, Inc. Profit Sharing Plan (the “Plan”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), Mario J. Gabelli, Lynch, and Interactive (collectively, the “Gabelli Reporting Parties”) is included herein in reliance on information set forth in Amendment No. 5 to Schedule 13-D filed by the Gabelli Reporting Parties on March 4, 2005, with the SEC, reflecting ownership as of March 1, 2005.

Gabelli Partners is the parent company of GBL. GBL is the parent company for a variety of companies engaged in the securities business, including GAMCO, Gabelli Funds, Gabelli Advisers and GSI. GSI is an investment manager and the parent company of Gabelli & Company and Gabelli & Company is a registered broker-dealer under the Securities Exchange Act of 1934. GAMCO and Gabelli Funds are each investment advisers and GAMCO and Gabelli Funds are each registered under the Investment Advisers Act of 1940. Gabelli Partners, GBL, GAMCO and Gabelli & Company are New York corporations. GSI, Gabelli Advisers and Interactive are Delaware corporations and Gabelli Funds is a New York limited liability corporation. MJG Associates is a Connecticut corporation, the Foundation is a Nevada corporation and Lynch is an Indiana corporation. Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners and GBL and Chief Investment Officer for each of the Reporting Parties other than Lynch. The Gabelli Reporting Parties do not admit that they constitute a group.

According to the filing, Gabelli Funds owned 1,304,000 (2.75%) shares of Common Stock as of March 1, 2005. GAMCO owned 2,329,300 (4.91%) shares of Common Stock as of March 1, 2005. Mario Gabelli is deemed to have beneficial ownership of the Common Stock owned by each of the Reporting Parties. GSI is deemed to have beneficial ownership of the Common Stock owned by Gabelli & Company. GBL and Gabelli Partners are deemed to have beneficial ownership of the Common Stock owned by each of the foregoing Reporting Parties other than Mario J. Gabelli and the Foundation. Each of the Gabelli Reporting Parties has sole voting and dispositive power over the Common Stock reported for each of them and Mario J. Gabelli GBL, and Gabelli Partners have indirect voting and dispositive power over the aggregate of 3,633,300 (7.66%) shares of Common Stock as of March 1, 2005 however, GAMCO does not have the authority to vote 296,450 of the reported shares of Common Stock. The aggregate number of shares the Gabelli Reporting Parties reported on their Schedule 13D on March 1, 2005 was 3,633,300 (7.66%).

(4)	Information regarding ownership of Common Stock by White Mountains Insurance Group, Ltd. (“White Mountains”) and White Mountains Advisors LLC (“White Mountains Advisors”) (collectively the “White Mountains Reporting Parties”) is included in reliance on information set forth in a Schedule 13-G filed on February 10, 2005, with the SEC, reflecting ownership as of December 31, 2004. White Mountains is a Bermuda corporation, which serves as a parent holding company pursuant to section 240.Rule 13d-1 (b) (1) (ii) (G) of the Act and its wholly-owned subsidiary White Mountains Advisors is a Delaware limited liability company that serves as an Investment Advisor pursuant to section 240.13d-1(b)(1)(ii)(E). According to the filing, White Mountains beneficially owns 2,304,600 shares (4.9%) of Common Stock. White Mountains does not directly control any shares of Common Stock and is deemed to indirectly control 2,304,600 shares of common stock as follows: (i) shares owned by wholly-owned subsidiaries of White Mountains which are controlled by either White Mountains Advisors (1,375,000 shares) or a third party pursuant to an investment advisory agreement (24,600 shares); (ii) shares contained in various employee benefit plans of White Mountains which are controlled by White Mountains Advisors (775,000 shares) and (iii) shares owned by a third party which are controlled by White Mountains Advisors pursuant to an investment advisory agreement (130,000 shares). White Mountains Advisors beneficially owns 2,280,000 shares (4.8%) of Common Stock with sole voting and dispositive power. The aggregate amount beneficially owned by the White Mountains Reporting Parties is 2,304,600 shares (4.9%) of Common Stock with sole voting and dispositive power over the shares of Common Stock.
(5)	Includes (i) 10,000 shares of Common Stock that Mr. Edwards has the right to acquire by exercising options granted under the 1996 Long-Term Incentive Plan (the “1996 Plan”); (ii) 185,490 shares over which he has sole voting and investment power; and (iii) 16,000 shares over which he has voting power but no investment power.
(6)	Includes (i) 6,000 shares of Common Stock over which Mr. Brown has sole voting and investment power; and (ii) 3,500 shares over which he has voting power but no investment power.
(7)	Includes (i) 5,000 shares of Common Stock that Mr. Cicconi has the right to acquire by exercising options granted under the 1996 Plan; (ii) 18,279 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.

(8)	Includes (i) 10,000 shares of Common Stock that Mr. Guzmán has the right to acquire by exercising options granted under the 1996 Plan; (ii) 26,143 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.
(9)	Includes (i) 10,000 shares of Common Stock that Mr. Harris has the right to acquire by exercising options granted under the 1996 Plan; (ii) 39,540 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.
(10)	Includes (i) 12,948 shares of Common Stock that Mr. Heitz has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 32,424 shares over which he has sole voting and investment power; and (iii) 5,924 shares over which he has voting power but no investment power.
(11)	Includes (i) 5,000 shares of Common Stock that Ms. Holland-Branch has the right to acquire by exercising options granted under the 1996 Plan; (ii) 6,909 shares over which she has sole voting and investment power; and (iii) 5,071 shares over which she has voting power but no investment power.
(12)	Includes (i) 10,000 shares of Common Stock that Mr. Parks has the right to acquire by exercising options granted under the 1996 Plan; (ii) 29,540 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.
(13)	Includes (i) 10,000 shares of Common Stock that Mr. Siegel has the right to acquire by exercising options granted under the 1996 Plan; (ii) 29,750 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.
(14)	Includes (i) 10,000 shares of Common Stock that Mr. Wertheimer has the right to acquire by exercising options granted under the 1996 Plan; (ii) 13,956 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.
(15)	Includes (i) 10,000 shares of Common Stock that Mr. Yamarone has the right to acquire by exercising options granted under the 1996 Plan; (ii) 10,352 shares over which he has sole voting and investment power; and (iii) 4,294 shares over which he has voting power but no investment power.
(16)	Includes (i) 350,000 shares of Common Stock that Mr. Hedrick has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 29,095 shares over which he has sole voting and investment power; (iii) 31,126 shares over which he has voting power but no investment power; and (iv) 5 shares owned by his spouse over which he has no voting or investment powers.
(17)	Includes (i) 260,000 shares of Common Stock that Mr. Bates has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 15,036 shares over which he has sole voting and investment power; and (iii) 3,358 shares over which he has voting power but no investment power.
(18)	Includes (i) 135,000 shares of Common Stock that Mr. Bassham has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 2,231 shares over which he has sole voting and investment power; and (iii) 4,272 shares over which he has voting power but no investment power.

(19)	Includes (i) 60,000 shares of Common Stock that Mr. Carrillo has the right to acquire by exercising options granted under the 1999 Plan; and (ii) 2,100 shares over which he has voting power but no investment power.
(20)	Includes (i) 40,000 shares of Common Stock that Ms. Lore has the right to acquire by exercising options granted under the 1999 Plan; (ii) 3,539 shares over which she has sole voting and investment power; and (iii) 1,339 shares over which she has voting power but no investment power.
(21)	Includes (i) 410,000 shares of Common Stock that other executive officers currently have the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 17,943 shares over which they have sole voting and investment power; and (iii) 8,995 shares over which they have voting power but no investment power.
(22)	Includes (i) 1,367,948 shares of Common Stock related to stock options discussed above; (ii) 466,227 shares over which the executives and officers have sole voting and investment power; (iii) 106,979 shares over which they have voting power but no investment power, and (iv) 5 shares owned by the spouse of an officer over which the officer has no voting or investment power.

Certain Relationships and Related Transactions

During 2004 the Company purchased, following a competitive bid process, office furniture, carpeting and installation, maintenance and repair services from Facilities Connection, Inc. in the approximate amount of $100,345.70. Patricia Z. Holland-Branch, a Class I Director, is the President, Chief Executive Officer and owner of Facilities Connection, Inc. During 2004 the Company also paid Ramiro Guzmán & Associates $207,165.04 for public affairs and marketing services. Ramiro Guzmán, a Class III Director, is the owner of Ramiro Guzmán & Associates. The Company’s contract with Ramiro Guzmán expired in 2004. The Company also retained the law firm of Irell & Manella, LLP in connection with certain legal matters in 2004. Kenneth R. Heitz, a Class II Director, is a partner of Irell & Manella, LLP. The Company believes that the above purchases were made on terms typical for such transactions or services charged by firms not affiliated with any director of the Company.

Compensation Committee Interlocks and Insider Participation

During 2004, none of our executive officers served on the compensation committee or board of another company, one of whose executive officers served on the Company’s Board or Compensation Committee. One of the Company’s directors who served on the Compensation Committee in 2004, Mr. Kenneth R. Heitz, is a partner of a law firm, Irell & Manella, LLP, which was retained in 2004 by the Company in connection with certain legal matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Act requires the Company’s directors, officers and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during and for the fiscal year ended December 31, 2004, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements, except that a Form 4 for Mr. Hedrick reporting the withholding for tax purposes of certain stock shares was inadvertently filed sixteen days late in January 2004.

CERTAIN ADDITIONAL INFORMATION

Executive Compensation

The following table sets forth certain information concerning the cash and non-cash compensation paid to the individual who served as Chief Executive Officer during 2004 and each of the other four most highly compensated executive officers who were serving as executive officers at December 31, 2004 (the “Named Executive Officers”), for the last three fiscal years for service in the capacities indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
						Awards			Payouts
Name and Principal Position	Year	Base Salary ($)		Bonus ($)	Other Annual Compensation(1) ($)	Restricted Stock(2) ($)	Securities Underlying Options/SARs (#)		LTIP Payouts(3) ($)	All Other Compensation(4) ($)
Gary R. Hedrick Chief Executive Officer & President	2004 2003 2002	425,000 425,000 425,000		216,517 0 0	24,519 24,519 24,519	141,616 0 0	0 0 0		0 0 0	2,248 2,248 2,248

Julius F. Bates Executive Vice President & Chief Operations Officer	2004 2003 2002	220,000 220,000 220,000		74,718 0 0	8,462 12,692 12,692	40,080 0 0	0 0 0		0 0 0	6,150 6,000 5,500

Terry Bassham(5) Executive Vice President, Chief Financial and Administrative Officer	2004 2003 2002	220,000 220,000 220,000		74,718 0 0	8,462 8,462 11,846	52,104 0 0	0 0 0		0 0 0	6,150 6,000 5,500

Raul A. Carrillo, Jr. Senior Vice President, General Counsel and Corporate Secretary	2004 2003 2002	200,000 200,000 173,558	(6)	67,925 0 0	7,692 7,692 7,692	28,056 0 0	0 0 100,000	(7)	0 0 0	6,150 6,000 5,322

Kerry B. Lore Vice President – Administration	2004 2003 2002	173,400 153,868 127,200		42,890 0 0	6,669 6,539 4,892	14,696 0 0	0 0 0		0 0 0	5,402 5,164 4,443

(1)	Represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy. Excludes perquisites representing less than 10% of annual salary.
(2)	Restricted stock awards are valued at the closing market price on the date of the grant. The awards vest three years following the date of the grant.

As of December 31, 2004, the aggregate holdings of unvested shares of common stock of the Company, including performance based restricted stock, assuming the attainment of performance goals at maximum level, were as follows: Mr. Hedrick, 10,600 shares ($200,764); Mr. Bates, 3,000 shares ($56,820); Mr. Bassham, 3,900 shares ($73,866); Mr. Carrillo, 2,100 shares ($39,774); Ms. Lore, 1,100 shares ($20,834).

(3)	No amounts based on achievement of performance goals for the cycle ending in the current year have accrued during the performance period.
(4)	Includes matching contributions made by the Company under the Company’s 401(k) Plan.
(5)	On March 4, 2005, Mr. Bassham announced his resignation from the Company, effective as of March 18, 2005, to accept a similar position with another public utility company.
(6)	Represents Mr. Carrillo’s prorated base salary from his hire date on January 14, 2002.
(7)	Mr. Carrillo received an option to acquire 100,000 shares of Common Stock on January 14, 2002. The option vests in 20% increments annually beginning January 2, 2003.

Aggregate Options Outstanding Under the 1996 and 1999 Long-Term Incentive Plans

Set forth below is information with respect to the aggregate options granted pursuant to the Company’s 1996 and 1999 Plans that were outstanding at December 31, 2004, for each of the Named Executive Officers. No options were granted to any Named Executive Officers in 2004.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year-end Exercisable/Unexercisable	Value of Unexercised In-the-Money Options-SARS at Fiscal Year-end Exercisable/Unexercisable
Gary R. Hedrick	0	0	300,000/150,000	$3,016,750/$802,500
Julius F. Bates	0	0	240,000/60,000	$2,681,750/$300,000
Terry Bassham	0	0	110,000/65,000	$954,550/$345,638
Raul A. Carrillo, Jr.	0	0	40,000/60,000	$189,200/$283,800
Kerry B. Lore	0	0	30,000/20,000	$119,700/$79,800

Set forth below is information with respect to the long-term incentive award plan.

LONG-TERM INCENTIVE PLAN—AWARDS IN 2004
					Estimated Future Payouts Non-Stock Price-Based Plans (1) (2)
	Number Of Shares		Performance Period Until Payout		Threshold Number Of Shares		Target Number Of Shares		Maximum Number Of Shares
Name	2-year cycle(3)	3-year cycle	2-year cycle	3-year cycle	2-year cycle	3-year cycle	2-year cycle	3-year cycle	2-year cycle	3-year cycle
Gary R. Hedrick	18,300	18,300	12/31/05	12/31/06	5,490	5,490	18,300	18,300	36,600	36,600
Julius F. Bates	6,800	6,800	12/31/05	12/31/06	2,040	2,040	6,800	6,800	13,600	13,600
Terry Bassham	5,200	5,200	12/31/05	12/31/06	1,560	1,560	5,200	5,200	10,400	10,400
Raul A. Carrillo, Jr.	3,600	3,600	12/31/05	12/31/06	1,080	1,080	3,600	3,600	7,200	7,200
Kerry B. Lore	1,900	1,900	12/31/05	12/31/06	570	570	1,900	1,900	3,800	3,800

(1)	Amounts shown are potential payouts of awards in common stock under the Company’s long-term incentive plan. Subject to a two-year “phase-in” cycle, these awards have a three-year performance cycle. Payouts will be based on a total shareholder return measure (compared to a peer group of companies in Standard and Poor’s SmallCap 600 and MidCap 400 that are also in the Global Industry Classification Standard’s (GICS’s) sub-industry of Electric Utilities).

(2)	The threshold, target, and maximum levels correspond to the achievement of 30%, 100% and 200%, respectively, of the total shareholder return percentile rank. Achievement of a threshold, target, or maximum level would result in the award of the number of shares indicated in the respective column. If the Company is below the 30th percentile, no payout of the performance share portion of the award will be earned. If the Company ranks 1st, 2nd, or 3rd within the peer group, the performance share payout will equal 200%, 175%, or 150% of target, respectively. If the Company ranks at the median of the peer group, the performance share payout will equal 100% of target. Between the 30th percentile and the median, the performance share payouts will be evenly distributed between 30% of target and 100% of target. Between the median position and the 3rd position, the performance share payouts will be evenly distributed between 100% of target and 150% of target.
(3)	The target award amounts for the two-year “phase-in” cycle and the first three-year cycle, each beginning on January 1, 2004.

RETIREMENT INCOME PLAN TABLE

The table set forth below shows estimated annual benefits payable at the normal retirement age of 65 upon retirement under the Company’s Retirement Income Plan for Employees of El Paso Electric Company (“the Pension Plan”) for the years of service and levels of final average compensation specified.

PENSION PLAN TABLE

	Years of Service
Base Salary or Compensation	15	20	25	30	35
$125,000	$23,438	$31,250	$39,062	$46,875	$54,688
150,000	28,125	37,500	46,875	56,250	65,625
175,000	31,875	42,500	53,125	63,750	74,375
200,000	37,500	50,000	62,500	75,000	87,500
225,000	42,188	56,250	70,313	84,375	98,438
250,000	46,875	62,500	78,125	93,750	109,375
300,000	56,250	75,000	93,750	112,500	131,250
350,000	65,625	87,500	109,375	131,250	153,125
400,000	75,000	100,000	125,000	150,000	175,000
450,000	84,375	112,500	140,625	168,750	196,875
500,000	93,750	125,000	156,250	187,500	218,750
750,000	140,625	187,500	234,375	281,250	328,125

The Pension Plan is a qualified defined benefit plan with a cliff vesting schedule in which a participant is 100% vested after five years of vesting service as defined by the plan.

In general, compensation is the annual salary paid to the participant. The amount shown in the column titled “Base Salary” of the Pension Plan Table represents the annualized average monthly compensation paid to the participant for the sixty months prior to retirement. The estimated credited years of service for each of Messrs. Hedrick, Bassham, Bates, Carrillo and Ms. Lore at December 31, 2004, were 28, 8, 32.5, 3, and 23, respectively. The benefits are computed based on straight-life annuity amounts and are not subject to any deduction or offset for social security benefits or other amounts. Pursuant to applicable federal regulations, for periods after December 31, 1992, the maximum amount of compensation on which the benefits can be based was reduced to $150,000 per year. The maximum amount of compensation upon which benefits can be based may be adjusted annually in $10,000 increments, but in no event can such benefits be based on an adjusted maximum compensation in excess of that allowed by the Internal Revenue Service in connection with qualified retirement plans. For the year 2004 the maximum amount of compensation on which benefits may be based is $210,000. Participants in the Pension Plan will receive the greater of the accrued benefit at December 31, 1992, or the benefits accrued using the compensation limitation.

Pension Equalization Payments

Through the El Paso Electric Company Excess Benefit Plan, supplemental retirement benefits are provided to all executive officers and other participants whose benefits are limited under the qualified plans by applicable federal tax laws and regulations equal to the difference between the benefits that would have been payable under the qualified plans but for the applicable limitations and the benefits that are indicated in the above referenced pension plan table. For the Excess Benefit Plan, “Compensation” includes the annual salary and short-term bonus paid to the participant.

Employment Agreements and Related Matters

The Company has entered into amended Change of Control Agreements (the “Change of Control Agreements”) with each Named Executive Officer and certain other officers of the Company. In the event the covered officer is terminated without cause or resigns for good reason (including a material reduction in duties and responsibilities, a reduction in pay or a relocation of more than 100 miles) during the two-year period following a change of control, he or she will receive the following benefits under the Change of Control Agreements:

•	a pro rata payment of the officer’s target bonus for the year of termination;

•	a lump sum payment equal to the officer’s annual base salary plus target bonus for the year of termination, multiplied by either three (for Messrs. Hedrick, Bates, Bassham and Carrillo) or two (for all other officers covered by a Change of Control Agreement)

•	the actuarial equivalent of vested benefits under the Company’s retirement plan calculated with additional years of service equal to either three years (for Messrs. Hedrick, Bates, Bassham and Carrillo) or two years (for all other officers covered by a Change of Control Agreement);

•	continuation of health and other welfare benefits for two years, including service credit for those two years for purposes of eligibility (but not time of commencement of benefits) for retiree benefits under any of these plans;

•	outplacement services for one year; and

•	a tax gross-up payment in the event the payments become subject to the federal excise tax.

A “change of control” is defined in the Change of Control Agreements and generally includes the acquisition by any person of 30% or more of the common stock or voting power of the Company, or the approval by stockholders of the Company of a reorganization, merger or consolidation or other disposition of all of substantially all of the assets of the Company which results in at least a 40% change in ownership.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

General. The Compensation Committee (the “Committee”) of the Board of Directors is comprised entirely of independent, non-employee directors. The Committee is responsible for reviewing and approving the compensation of all executive officers of the Company, including the Named Executive Officers and for administering the 1996 and the 1999 Plans.

Compensation Philosophy and Programs. The Company desires to attract and retain the required talent necessary to achieve its business strategy and provide maximum shareholder value over the long term. As such, the following compensation philosophy is intended to facilitate the design of programs to accomplish these goals:

•	Provide competitive total compensation and rewards that attract and retain executive talent with appropriate experience

•	Motivate and reward executives for achievement of outstanding results

•	Align shareholder interests with those of executive management

With the help of an independent compensation consulting firm, the Committee regularly compares the salary and incentive opportunities for the executive officers with the compensation provided for similar positions at comparable companies. The firm compares the Company information to data of a similar type obtained from a peer group of utility companies of approximately the same size as the Company and operating in the same industry (the “utility comparator group”).

The utility comparator group contains approximately 13 companies in the “EEI 100” index used to prepare the performance graph that appears later in this Proxy Statement. The Committee believes that the companies with which the Company competes for employees are not necessarily the same as the companies included in that index.

Based on the above parameters, the Committee and Board of Directors continue to believe a total compensation program for executives should primarily be comprised of three elements: base salary, short-term incentives, and long-term incentives.

Base Salary. Base salary levels are targeted at median levels of the utility comparator group. The base salary of each executive is determined by his or her skills, experience, and potential impact on the Company’s operations. Base salary adjustments are directly related to the officer’s performance and success in achieving specific corporate and individual goals. In addition, the Company’s overall financial performance also impacts salary adjustments. The Chief Executive Officer reviews the performance of the other executive officers and makes recommendations to the Committee based on each officer’s performance. Based on the information available to it, the Committee believes that the base salaries of the executive officers are generally near the median for comparable electric utilities.

Short-Term Incentives. Each executive officer has a target incentive opportunity, payable in cash, if the Company achieves specific annual goals that are established in advance by the Committee and the Board of Directors. It is anticipated that the annual performance goals will be “stretch” goals based on the achievement of corporate objectives that will lead to enhanced shareholder value. In 2004, the performance goals were related to safety, customer satisfaction and earnings per share. If a certain level of earnings per share is not attained, no bonuses will be paid for any of the measures. In 2004, the Company achieved its earnings per share goal at near the maximum level and its customer satisfaction goal at the threshold level but did not meet its minimum safety goal. Based on these results, the Named Executive Officers earned bonuses for 2004 at near the overall target levels established under the plan. The total bonus paid to each Named Executive Officer in 2004 is set forth in the “Summary Compensation Table” on page 17. For the 2005 incentive plan, goals have been established for safety, customer satisfaction and earnings per share. Again, no short-term incentive awards will be granted unless the minimum earnings per share goal is met.

Long-Term Incentives. In 2002, Mr. Carrillo was awarded a stock option to acquire 100,000 shares of Common Stock when he was hired. The options have an exercise price of 100% of the market value of the Common Stock on the date of grant and vest in equal increments over 5 years. The options were designed as both a retention plan as well as a long-term incentive plan. The long-term incentive plan is intended to promote long-term growth and stability and to allow executive officers to acquire the Company’s Common Stock and directly align the executive officers’ personal interest with that of other shareholders.

In addition, in 2004 the Committee, with the assistance of an independent compensation consulting firm, conducted a study of long-term incentives paid to executives by companies in the Company’s peer group. Based on such study, the Company established a long-term incentive award program under the 1999 Plan to provide market-based, long-term incentive award opportunities to Company executive officers. Under the program, eligible participants are given an annual restricted stock award and a performance share award opportunity. Twenty-five percent (25%) of the value of each award is in the form of restricted stock, and seventy-five percent (75%) of the value of each award is in the form of performance shares. Restricted stock vests at the end of three years. Performance shares are earned based on the total shareholder return compared to industry peer companies over a three-year period, and initial two-year “phase-in” cycle, both beginning on January 1, 2004. Payout values for the performance shares are calculated by determining the Company’s percentile ranking within the peer group at the end of the cycle and can range from 0% to 200% of target with a threshold award earned at the thirty percentile ranking. The peer group will be composed of the companies in Standard and Poor’s Small Cap 600 and MidCap 400 that are also in the Global Industry Classification Standard’s (GICS’s) sub-industry of Electric Utilities. The award opportunities granted in 2004 to the Named Executive Officers are set forth herein in the long-term incentive plan table on page 18.

Stock Ownership Guidelines. Recognizing that stock ownership by executive officers and directors can directly correlate to improved performance and enhancement of shareholder value, the Committee established stock ownership guidelines for executive officers and directors. The guidelines suggest that the Chief Executive Officer own Common Stock with a value equal to three times his base salary and that other executive officers own Common Stock with a value equal to two times his or her base salary, respectively. The Company’s Corporate Governance Guidelines suggest that directors own Common Stock with a value equal to three times his or her annual cash retainer. The officer ownership guidelines were set in 1996 with the intention that they be met within 5 years for executive officers at that time or within 5 years from the date a person becomes an executive officer. The director ownership guidelines were established in 2003 upon the adoption of the Corporate Governance Guidelines with the intention that they be met by the end of the second year of service on the Board. The stock ownership guidelines have been met by all people for whom the respective 5-year or 2-year period is applicable.

Compensation of the Chief Executive Officer. The philosophy of the Committee and the Board of Directors is to directly tie the most significant portion of the Chief Executive Officer’s compensation to the Company’s success in enhancing shareholder value. The shareholders will benefit through the Chief Executive Officer’s leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategy. At the same time, the Committee strongly believes that the Chief Executive Officer’s total compensation should directly reflect increases in the value of the Common Stock.

The above-described philosophy guided the Board of Directors in establishing Mr. Hedrick’s compensation. Mr. Hedrick’s compensation has the following elements: base salary, annual incentive opportunity, restricted stock and stock options. Mr. Hedrick’s base salary was $425,000 which is the within the range of salaries of CEOs of the utility comparator group. Mr. Hedrick received a bonus for 2004 in the amount of $216,517 under the Company’s short-term incentive plan. See “Summary Compensation Table.” On January 1, 2004, as part of the Company’s long-term incentive award plan, the Company assigned Mr. Hedrick an annual restricted stock award and a performance share award. The restricted stock will vest in three years and the performance shares are earned based on the total shareholder return compared to industry peer companies over a three-year period, and an initial two-year “phase-in” cycle, both beginning on January 1, 2004. See “Long-Term Incentive Plan-Awards in 2004.” The amount and total value of these restricted shares of Common Stock, options and performance shares was determined based on a study conducted by an independent compensation consulting firm. Mr. Hedrick’s total compensation is below the median level of the utility comparator group with which the Company competes for executive talent. The structure of Mr. Hedrick’s compensation, in the view of the Board of Directors, aligns his interests with the total return to shareholders.

Members of the Compensation Committee:

James W. Cicconi - Chairman

Kenneth R. Heitz

Stephen N. Wertheimer

Charles A. Yamarone

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in reviewing the Company’s financial reporting process. In fulfilling its responsibilities, the Audit Committee (1) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and independent auditors prior to public release; (2) reviewed and discussed the audited financial information contained in the annual report with the Company’s Chief Financial Officer and independent auditors prior to public release; (3) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; (4) discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing; and (5) reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

In addition, the Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent auditors. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC. The Audit Committee also recommended the reappointment of KPMG LLP as the Company’s independent auditors, and the Board of Directors concurred in such recommendation.

Submitted by the Audit Committee of the Company’s Board of Directors:

Charles A. Yamarone - Chairman

James W. Cicconi

Michael K. Parks

Eric B. Siegel

J. Robert Brown

PERFORMANCE GRAPH

The following graph compares the performance of the Company’s Common Stock to the performance of the NYSE Composite, and the Edison Electric Institute’s Index of investor-owned electric utilities setting the value of each at December 31, 1999 to a base of 100. The table sets forth the relative yearly percentage change in the Company’s cumulative total shareholder return as compared to the NYSE, and the EEI, as reflected in the graph.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
EPE	100	135	148	112	136	193
NYSE US	100	101	91	73	94	105
EEI	100	148	135	115	142	175

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company’s 2006 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices on or prior to December 1, 2005. The Company will consider only those proposals which meet the requirements of applicable SEC rules. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Proxy Statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder’s notice should list each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Nominating and Corporate Governance Committee in writing at the Company’s principal offices pursuant to the notice provisions provided in the Company’s Bylaws.

OTHER BUSINESS

The Board of Directors knows of no business, other than the election of Class II Directors, which will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their discretion and judgment as to the best interests of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions.

Audit Fees

KPMG LLP billed the Company an aggregate of $722,000 for professional services rendered in connection with the audit of the Company’s financial statements (including Sarbanes-Oxley Section 404 certification) for the fiscal year ended December 31, 2004 and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2004.

KPMG LLP billed the Company an aggregate of $460,000 for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2003 and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2003.

Financial Information Systems Design and Implementation

The Company did not pay nor did KPMG LLP perform professional services in connection with financial information systems design and implementation for the fiscal years ended December 31, 2004 and 2003.

Audit-Related Fees

KPMG LLP billed the Company $145,000 and $189,000 for audit-related services, including audits of benefit plans and federal and state regulatory filings, during the fiscal years ended December 31, 2004 and 2003, respectively.

Tax Fees

KPMG LLP billed the Company $63,000 and $176,000 for professional services rendered in connection with tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2004 and 2003, respectively.

All Other Fees

The Company paid no other fees to KPMG during the fiscal years ended December 31, 2004 and 2003.

KPMG LLP determined that these services did not affect its independence under applicable auditing standards. The Audit Committee pre-approved the engagement of KPMG LLP to provide the audit and permissible non-audit services described above in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and determined that KPMG LLP’s provision of the services described above under “Audit Related Fees,” “Tax Fees,” and “All Other Fees” is compatible with KPMG LLP’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services pursuant to pre-approval policies and procedures established by the Audit Committee to be provided by the Company’s independent auditors. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that such designees present any such pre-approvals to the full committee at the next committee meeting.

ANNUAL REPORT

The Company’s 2004 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT

One Proxy Statement will be sent to shareholders sharing the same address. However, additional copies may be obtained by contacting, via oral or written communication, the Company at (915) 543-5711, 100 N. Stanton, El Paso, Texas 79901. If any shareholders are receiving multiple Proxy Statements and would rather receive a single Proxy Statement, a request may be submitted to the telephone number and/or address listed in the immediately preceding sentence.

EL PASO ELECTRIC COMPANY

By Order of the Board of Directors
Raul A. Carrillo, Jr.
Senior Vice President, General Counsel
and Corporate Secretary

Dated: March 29, 2005

APPENDIX A

El Paso Electric Company

A Texas corporation

(the “Company”)

Audit Committee Charter

February 5, 2004

Purpose

The Audit Committee is created by the Board of Directors of the Company to:

•	assist the Board in its oversight of

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditors;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Membership

The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of the New York Stock Exchange. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

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Independent Auditors

•	The Audit Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the independent auditors. The independent auditor must report directly to the audit committee. The Audit Committee shall pre-approve the audit services and non-audit services to be provided by the Company’s independent auditors pursuant to pre-approval policies and procedures established by the audit committee. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

•	The Audit Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors:

•	describing the independent auditors’ internal quality-control procedures;

•	describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•	describing all relationships between the independent auditors and the Company; consistent with Independence Standards Board Standard No. 1 and including any relationships or services provided to individual directors or members of management and

•	assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

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•	review and evaluate the senior members of the independent auditor team(s), particularly the partners on the audit engagement teams;

•	consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

•	consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ performance.

•	The Audit Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors.

Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•	At least annually, the Audit Committee shall evaluate the performance of the senior officer or officers responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such officer or officers.

•	The Audit Committee shall periodically review financial and accounting personnel succession planning within the Company.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

•	The Audit Committee, along with management, shall oversee the Company’s Disclosure Committee and shall have the responsibilities set forth for the Audit Committee in the charter of the Disclosure Committee.

•	The Audit Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

•	the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K;

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•	the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

•	any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

•	the Company’s practices with respect to the use of non-GAAP financial information in its public disclosures; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

•	The Audit Committee shall review, in conjunction with management, the Company’s policies generally with respect to the Company’s earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed.

•	The Audit Committee may review any of the Company’s financial information and earnings guidance provided to analysts and ratings agencies and any of the Company’s other financial disclosure, such as earnings press releases.

•	The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

•	The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended, such as:

•	any restrictions on the scope of the independent auditors’ activities or access to requested information;

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•	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	any management or internal control letter issued, or proposed to be issued, by the auditors; and

•	any significant disagreements between the Company’s management and the independent auditors.

•	The Audit Committee shall have sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company’s financial reporting.

•	The Audit Committee shall discuss the Company’s policies and guidelines with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

•	The Audit Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Qualified Legal Compliance Committee (QLCC)

•	The Committee shall serve as the Company’s QLCC whose purpose shall be to review any report made directly, or otherwise made known, to the Committee by an attorney representing the Company or its subsidiaries of a

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material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law (a “material violation”), all in accordance with the provisions of 17 CFR Part 205, as amended from time to time (“Part 205”).

•	The Committee has the authority and the responsibility for the following matters:

•	The Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Part 205 (a “report”).

•	Upon receipt of a report, the Committee shall:

•	inform the Company’s chief legal officer/general counsel (“CLO”) and chief executive officer unless such notification would be deemed by the Committee to be inappropriate; and

•	determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents.

•	If the Committee determines an investigation is necessary or appropriate, the Committee shall initiate an investigation, which may be conducted either by the CLO or by outside attorneys, or both.

•	At the conclusion of any such investigation, the Committee shall, unless it determines that no material violation has occurred, is ongoing or is about to occur and informs the Company as to such determination:

•	recommend that the Company implement an appropriate response to the evidence of a material violation, which appropriate response may include:

•	the adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur, and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or

•	retaining or directing an attorney to review the reported evidence of a material violation and either (i) implement any remedial recommendations made by such attorney after a reasonable investigation and evaluation of the reported evidence or (ii) consistent with advice from such attorney, assert a colorable

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defense on behalf of the Company or its officers, directors, employees or agents, in any investigation or judicial or administrative proceeding relating to the reported evidence of a material violation; and

•	inform the CLO, the CEO and the Board of the results of any such investigation initiated by the Committee and the appropriate remedial measures to be adopted.

•	The Committee may take all other appropriate action, including the authority to notify the Securities and Exchange Commission, if the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take.

Reporting to the Board

•	The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Audit Committee and any advisors retained by the Audit Committee to assist it in its responsibilities and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Audit Committee, in conjunction with the Nominating and Corporate Governance Committee, shall evaluate its own performance and report to the Board on such evaluation. This evaluation shall include an assessment of the adequacy of this charter.

Procedures

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairman of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee.

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The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee’s Role

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

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kcomm (212) 493-6961— 50241 BNY— El Paso Electric Company

Proof 1 — 03/03/05 — 18:10

EL PASO ELECTRIC COMPANY

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2005

DETACH PROXY CARD HERE

Mark, Sign, Date and Return the

Proxy Card Promptly Using the

Enclosed Envelope. Votes MUST be indicated

(x) in Black or Blue ink.

1. Election of Directors

To serve for a team of three years to expire at the annual meeting in 2008

FOR all nominees WITHHOLD AUTHORITY to vote *EXCEPTIONS listed below for all nominees listed below 1

Nominees: GARY R. HEDRICK KENNETH R. HEITZ MICHAEL K. PARKS ERIC B. SIEGEL To change your address, please mark this box.

*Exceptions

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exceptions” box and write that nominee’s name on the space provided above To include any comments, please mark this box.

SCAN LINE (FPO)

Please date and sign exactly as name appears. If shares are held jointly, each should sign, if signing as attorney, executor, administrator, trustee or guarantee, etc., so indicate when signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Date Signature Signature if held jointly

kcomm (212) 493-6961— 50241 BNY— El Paso Electric Company

Proof 1 — 03/03/05 — 18:10

EL PASO ELECTRIC COMPANY

PROXY This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby nominate(s), constitute(s) and appoint(s) Gary R. Hedrick, Raul A. Carrillo, Jr. and Gary Sanders, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the “Annual Meeting”) of El Paso Electric Company (the “Company”) to be held at the Stanton Tower Building, 100 N. Stanton, El Paso, Texas 79901, on Wednesday, May 4, 2005 at 10:00 a.m., MDT, or at adjournments thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS II DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS II DIRECTORS. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.

(Continued, and please sign on reverse side)

EL PASO ELECTRIC COMPANY

P.O. BOX 11387

NEW YORK, NY 10703-0387